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                                                                    EXHIBIT 10.3


                           SUPPLEMENTARY SAVINGS PLAN
                           OF HUDSON CITY SAVINGS BANK










                       EFFECTIVE AS OF SEPTEMBER 25, 1987
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                           SUPPLEMENTARY SAVINGS PLAN
                           OF HUDSON CITY SAVINGS BANK

                                TABLE OF CONTENTS

Article                                                                     Page

1.                Definitions                                                 1

2.                Participation                                               3

3.                Supplemental Savings Plan Contributions                     5

4.                Payment of Contributions and Benefits                       6

5.                General Provisions                                          8

6.                Amendment or Termination                                   11
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                                  INTRODUCTION

This Supplementary Savings Plan of Hudson City Savings Bank has been authorized by the Board of Managers of Hudson City Savings Bank to be applicable effective on and after September 25, 1987. The purpose of this Plan is to provide supplemental benefits to certain employees of the Bank in addition to the benefits that may be provided to such employees under the Profit Incentive Bonus Plan of Hudson City Savings Bank.
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                                                                     EXHIBIT 4.3




                            HUDSON CITY BANCORP, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



THIS CERTIFIES THAT







is the owner of



                     FULLY PAID AND NONASSESSABLE SHARES OF
                   COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

                            HUDSON CITY BANCORP, INC.

(the "Corporation"), a corporation formed under the laws of the State of Delaware. The shares represented by this Certificate are transferrable only on the stock transfer books of the Corporation by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



Dated:


By:                                         By:

      -------------------------------             ------------------------------
            Corporate Secretary                      Chairman of the Board and
                                                      Chief Executive Officer
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                                   RESTRICTION
                    [Note: to be used only on certain shares]

         The shares, or any interest therein, represented by this Certificate may not be sold or otherwise disposed of, directly or indirectly, by the registered holder hereof for a period of one year from the date of issuance hereof, except in the event of the death or judicial declaration of incompetency of the registered holder.
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                            HUDSON CITY BANCORP, INC.

         The shares represented by this Certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of HUDSON CITY BANCORP, INC. (the "Corporation") as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation.

         The Certificate of Incorporation of the Corporation contains certain provisions, applicable upon the effective date of the reorganization of Hudson City Savings Bank (the "Bank") from a New Jersey mutual savings bank to a New Jersey stock savings bank and the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Bank, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of, in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), exclusive of the shares beneficially owned by Hudson City, MHC. The Certificate of Incorporation contains a provision pursuant to which the holders of shares in excess of 10% of the Voting Stock of the Corporation are limited to one hundredth (1/100) of one vote per share with respect to such shares in excess of the 10% limitation. In addition, the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, in excess of 10% of the Voting Stock, exclusive of the shares beneficially owned by Hudson City, MHC. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Certificate of Incorporation or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation, or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation and for any subsidiary, or any trust or custodial arrangement established in connection with any such plan.

         The Certificate of Incorporation of the Corporation contains provisions providing that the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation may be required to approve certain business combinations and other transactions with persons who directly or indirectly acquire or hold the beneficial ownership of in excess of 10% of the Voting Stock of the Corporation.

         The Corporation will furnish to any shareholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to its transfer agent and registrar.


         The following abbreviations when used in the inscription on the face of this Certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM       -   as tenants in common

TEN ENT       -   as tenants by the entireties

JT TEN        -   as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT     Custodian
                  ----------------------
                  (Cust)         (Minor)

under Uniform Gifts to Minors Act
                                   -----------------
                                        (State)

     Additional abbreviations may also be used though not in the above list

         For value received, ___________________________________________________
hereby sell(s), assign(s) and transfer(s) unto _________________________________
________________________________________ shares of Common Stock evidenced by this Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s) __________________________________ as Attorney, to transfer the said shares on the books of the herein named Corporation, with full power of substitution.

Date: ________________________

                                   Signature  __________________________________

                                   Signature  __________________________________

                                   NOTICE:  The signature to this assignment
                                            must correspond with the name as
                                            written upon the face of the
                                            Certificate, in every particular,
                                            without alteration or enlargement,
                                            or any change whatsoever.

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                           SUPPLEMENTARY SAVINGS PLAN
                           OF HUDSON CITY SAVINGS BANK

Article 1.        Definitions

1.01 "Bank" shall mean Hudson City Savings Bank or any successor by merger, purchase or otherwise, with respect to its employees.

1.02     "Board of Managers" shall mean the Board of Managers of the Bank.

1.03 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.04 "Committee" shall mean the committee appointed by the Board of Managers pursuant to Section 5.06 to administer the Plan.

1.05     "Effective Date" shall mean September 25, 1987.

1.06 "Eligible Employee" shall mean an employee of the Company who has been selected by the Committee to participate in this Plan.

1.07 "Member" shall mean each Eligible Employee who has filed a Membership Form as required under Section 2.02.

1.08 "Plan" shall mean this Supplementary Savings Plan of Hudson City Savings Bank.

1.09. "Plan Year" shall mean the 12-month period commencing on October 1. The first Plan Year shall begin October 1, 1986.

1.10 "Profit Incentive Account" shall mean all amounts credited to a Member under Section 3.01 and earnings on those amounts pursuant to Section 3.02.
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                                                                          Page 2

1.11 "Profit Incentive Bonus Plan" shall mean the Profit Incentive Bonus Plan of Hudson City Savings Bank, as it may be amended from time to time.

1.12 "Statutory Limitations" shall mean the individual and combined plan limitations imposed on the benefits payable under the Profit Incentive Bonus Plan in order to comply with Sections 415 and 401(a)(17) of the Code and the limitations imposed under Sections 401(k)(3) and 402(g)(1) of the Code.
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                                                                          Page 3

Article 2.        Participation

2.01     Eligibility

         The Committee, in its sole discretion, shall select from time to time those employees who shall be eligible to participate in this Plan. Employees shall be notified of their eligibility for participation in the Plan as soon as practicable after the Committee has made its selection and in any event prior to the first day of the Plan Year for which the Employee is designated an Eligible Employee, or, in the case of the Plan Year including the Effective Date, prior to the last day of such Plan Year.

2.02     Participation

         An eligible Employee shall commence participation in the Plan as of the Effective Date if he is selected by the Committee prior to that date or as of any October 1 thereafter following his selection by the Committee. Prior to the date an Employee commences participation in the Plan, he must complete a Membership Form on which he irrevocably designates the commencement date of payment, and the method of payment, of his benefits payable hereunder in accordance with Sections 4.01 and 4.02.

         As a condition of participation, a Member may also be required by the Committee to provide such other information as the Committee may deem necessary to properly administer the Plan.

2.03     Termination of Participation; Re-employment

         (a) A Member's participation in the Plan shall cease upon his termination of employment with the Bank. His Profit Incentive Account shall be distributed as provided in Article 4 and, pending distribution, shall continue to be credited with investment earnings as provided in Section 3.02.

         (b) Upon re-employment by the Bank, a former Member shall become a Member again only if again selected by the Committee as provided in this Article 2. In that event
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                                                                          Page 4

                  any payment hereunder shall cease and his previous elections of commencement of payments under Section 4.01 and form of payments under Section 4.02 with respect to his Profit Incentive Account shall remain in effect unless prior to his re-employment such benefits have been completely distributed.
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                                                                          Page 5

Article 3.        Supplemental Savings Plan Contributions

3.01     Amount of Supplemental Savings Plan Contributions

         For any Plan Year beginning on or after October 1, 1986, the amount of contributions to be recorded on the books of the Bank on behalf of a Member pursuant to this Article 3 shall be equal to the result of (i) minus (ii) as follows:

         (i) the amount of the Bank contributions which would have been made on behalf of the Member under the Profit Incentive Bonus Plan if he were a member thereunder, disregarding any reduction in Bank contributions required under the Profit Incentive Bonus Plan due to the application of the Statutory Limitations and assuming the Member did not make a cash election pursuant to Section 4.04 of said Plan, minus

         (ii) the amount of Bank contributions that were made by the Bank on behalf of a Member under the Profit Incentive Bonus Plan for such Plan Year, including any amounts paid in cash to the Member under .Section
         4.04 of the Profit Incentive Bonus Plan.

3.02     Investment of Profit Incentive Account

         At the end of each calendar quarter there shall be credited interest on the balance of the Member's Profit Incentive Account as of the end of such calendar quarter at the highest rate of interest credited on certificates of deposit issued by the Bank during that calendar quarter.

3.03     Vesting of Profit Incentive Account

         The Member shall be fully vested in his Profit Incentive Account.

3.04     Individual Statements

         The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Member's Profit Incentive Account. At least once a year, each Member shall be furnished with a statement setting forth the value of his Profit Incentive Account.
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                                                                          Page 6

Article 4.        Payment of Contributions and Benefits

4.01     Commencement of Payment

         The distribution of the Member's Profit Incentive Account shall commence as soon as administratively practicable on or after the first day of the calendar quarter which coincides with or next follows the occurrence of (a), (b), (c) or (d) below, as designated by the Member on his Membership Form:

         (a)      the Member's termination of employment with the Bank,

         (b) attainment of a designated age not earlier than age 59-1/2 nor later than age 70-1/2,

         (c)      the earlier of (a) or (b) above, or

         (d)      the later of (a) or (b) above.

         In the event a Member fails to designate a commencement date under this
         Section 4.01, payment shall be made in accordance with subparagraph (a) above. If a Member dies prior to reaching such commencement date, payment shall be made upon his death to his Beneficiary.

4.02     Method of Payment

         A Member's Profit Incentive Account shall be distributed to him, or in the event of his death to his Beneficiary, in a cash single sum payment. Notwithstanding the foregoing, a Member or former Member may elect, subject to the Committee's approval, to receive distribution of his Profit Incentive Account in annual installments over a period not to exceed fifteen (15) years. The Member's election shall be made on his Membership Form and shall be irrevocable. If a Member dies before payment of the entire balance of his Profit Incentive Account, the remaining balance shall be paid in a single sum to his Beneficiary.

4.03     Designation of Beneficiary

         Each Member shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Member may, from time to time, revoke or change his Beneficiary
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                                                                          Page 7

         designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Member's death, or if no designated Beneficiary survives the Member, the Member's estate shall be deemed to have been designated his Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death.

4.04     Hardship

         A Member's election under Section 4.01 shall be irrevocable except that the Committee may, if it determines an economic hardship exists, approve payment of all or part of a Member's Profit Incentive Account prior to the date such Account is otherwise payable.
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                                                                          Page 8

Article 5.        General Provisions

5.01     Funding

         (a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid by a grantor trust established pursuant to paragraph (b) below.

         (b) The Company may, for administrative reasons, establish a grantor trust for the benefit of Members participating in the Plan. The assets of said trust will be held separate and apart from other Company funds, and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

                  (i) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of the Employee Retirement Income Security Act of 1974;

                  (ii) the Company shall be treated as "grantor" of said trust for purposes of Section 677 of the Code; and

                  (iii) said trust agreement shall provide that its assets may be used to satisfy claims of the Company's general creditors, and the rights of such general creditors are enforceable by them under federal and state law.

5.02     No Contract of Employment

         The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Member of the Plan.
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                                                                          Page 9

5.03     Facility of Payment

         In the event that the Committee shall find that a Member is unable to care for his affairs because of illness or accident, the Committee may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

5.04     Withholding Taxes

         The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

5.05     Nonalienation

         Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Member.

5.06     Administration

         (a) This Plan shall be administered by a Committee appointed by the Board. The Committee shall interpret the Plan, establish regulations to further the purposes of the Plan and take any other action necessary to the proper operation of the Plan.

         (b) Prior to paying any benefit under this Plan, the Committee may require the Member, former Member, beneficiary or contingent beneficiary to provide such information or material as the Committee, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Plan. The Committee may withhold payment of any benefit under this Plan until it receives all such
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                                                                         Page 10

                  information and material and is reasonably satisfied of its correctness and genuineness.

         (c) The Committee shall provide adequate notice in writing to any Member, former Member, beneficiary or contingent beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such Member, former Member, beneficiary or contingent beneficiary for a full and fair review by the Committee of its decision denying the claim. The Committee's decision on any such review shall be final and binding on the Member, former Member, beneficiary or contingent beneficiary and all other interested persons.

         (d) All acts and decisions of the Committee shall be final and binding upon all Members, former Members, beneficiaries and contingent beneficiaries.

5.07     Construction

         (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.

         (b)      The masculine pronoun shall mean the feminine wherever
                  appropriate.
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                                                                         Page 11

Article 6.        Amendment or Termination

The Board of Managers reserves the right to modify or to amend, in whole or in part, or to terminate, this Plan at any time. However, no modification, amendment or termination of the Plan shall adversely affect the right of any Member to receive the benefits granted under the Plan by the Board of Managers in respect of such Member as of the date of modification, amendment or termination.